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                                                                     EXHIBIT 5.1

                                FREDERICK L. JUDD
                                  56 DISCOVERY
                                IRVINE, CA 92618

November 22, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

         Re: Procom Technology, Inc.
             Registration Statement on Form S-3

Gentlemen:

         Reference is made to the Registration Statement on Form S-3 dated November 22, 2000, as amended, (the "Registration Statement"), filed with the Securities and Exchange Commission by Procom Technology, Inc., a California corporation (the "Company"). The Registration Statement relates to the resale by certain selling shareholders of an aggregate of 1,586,228 shares (the "Shares") of the Company's Common Stock, $.01 par value. The Shares are issuable to such selling shareholders upon the conversion or exercise of 6% convertible debentures ("Debentures") and common stock purchase warrants ("Warrants").

         I advise you that I have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and I have made such examination of the law as I have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to my office as certified or photostatic copies.

         Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and reserved for and, when issued in accordance with the terms of the Debentures and Warrants, will be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and I further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof.

                                          Very truly yours,


                                          /s/ FREDERICK L. JUDD
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                                              FREDERICK L. JUDD
                                              Vice President Finance and
                                              General Counsel